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     WORLD HEADQUARTERS
     15910 VENTURA BOULEVARD
     SUITE 900
     ENCINO, CA 91436-3095
     FACSIMILE 818-380-8445
     TELEPHONE 818-380-8800
     DIRECT 818-380-8846
                                               C. MICHAEL CARTER
                                               EXECUTIVE VICE PRESIDENT,
                                               GENERAL COUNSEL & CORPORATE
                                               SECRETARY

PINKERTON(R)
SECURITY &
INVESTIGATION SERVICES

                               July 1, 1996

Pinkerton's, Inc.
15910 Ventura Boulevard, Suite 900
Encino, California 91436-2810

    Re: Pinkerton's, Inc.--Form S-3 Registration Statement (No. 333-6573)
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Ladies and Gentlemen:

  I am Executive Vice President, General Counsel and Corporate Secretary of Pinkerton's, Inc., a Delaware corporation (the "Company"), and as such I have been requested to render this opinion in connection with the registration by the Company of 2,714,000 shares of the Company's Common Stock (the "Shares") on Form S-3 Registration Statement No. 333-6573 (the "Registration Statement") under the Securities Act of 1933, as amended. Of the 2,714,000 Shares, 1,700,000 Shares are being sold by the Company, 660,000 shares are being sold by a stockholder of the Company (the "Selling Stockholder") and 354,000 Shares are subject to an overallotment option granted to the Underwriters (as defined below) by the Company. I understand that the Company and the Selling Stockholder propose to sell the Shares to a group of underwriters (the "Underwriters") represented by Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities Incorporated and Schroder Wertheim & Co. Incorporated, for offering to the public.

  On the basis of such investigation as I have deemed necessary, I am of the opinion that the Shares have been duly authorized and, when issued and sold or, in the case of outstanding shares, sold in accordance with the terms of the Registration Statement and an underwriting agreement among the Company, the Selling Stockholder and the Underwriters substantially in the form filed as an exhibit to the Registration Statement, will be legally issued, fully paid and nonassessable.